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                                                                    Exhibit 23.4


February 8, 1999                               Delotte & Touche
                                               Omar Hodge Building
                                               P.O. Box 3083
                                               Road Town, Tortola
The Board of Directors                         British Virgin Islands
Home Security International Inc.               Tel (284) 494-2868
Level 7                                        Facsimile: (284) 494-7889
77 Pacific Highway                             e-mail: dtti@caribsurf.com
NORTH SYDNEY NSW 2060



Dear Sirs:

As independent public accountants, we hereby consent to the use of our reports (and to all references to our Firm) included in or made a part of this pre-effective Amendment No. 1 to Form S-1 Registration for Home Security International Inc.

Yours faithfully,

/s/ Deloitte & Touche